Exhibit 99.1

inContact Reports Third Quarter 2015 Financial Results

•	Record software segment revenues of $36.7 million in Q3, up 40% year-over-year

•	Consolidated revenue in Q3 of $56.1 million, up 27% year-over-year

•	Record 137 contracts in Q3, record software bookings up 36% year-over-year

•	Annualized Recurring Revenues up 51%

•	Raised 2015 guidance for revenues, EPS and EBITDA

SALT LAKE CITY – October 29, 2015 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center optimization tools, today reported record financial results for the third quarter ended September 30, 2015.

Said Paul Jarman, inContact CEO, “In Q3, we enjoyed one of our strongest quarters in all areas of the business. Our software revenues grew 40% and new business activity was at record levels. Importantly, we demonstrated significant operating leverage with a substantial increase in gross margin and a 50% improvement in operating margin. Adjusted EBITDA of $4.0 million increased three-fold over the prior year and almost equaled the amount for the entire first half of 2015. We continue to win the majority of competitive opportunities and further distanced ourselves from the competition with the advanced cloud features in our latest release.”

Continued Jarman, “During the quarter, we closed 137 total contracts, including 92 new logo customers and 45 expansion deals with existing customers. Software bookings were 36% above year ago results. The relationships with new partners, including RingCentral, ThinkingPhones and Jive Communications, along with near record results from our carrier partners and direct sales force, enables us to increase guidance for full year results. We will continue to lead the cloud contact center industry in 2016.”

Revenue

Software segment revenue totaled $36.7 million for the quarter ended September 30, 2015, an increase of 40% from $26.3 million in Q3 2014. Combined Software and Software-related Network connectivity revenue for the quarter ended September 30, 2015 was $54.4 million, an increase of 30% from $41.7 million for the quarter ended September 30, 2014. Approximately 91% of Network connectivity segment revenues were derived from contracts with customers utilizing our contact center software.

Consolidated revenue for the quarter ended September 30, 2015 was $56.1 million versus $44.2 million for the same period in 2014, an increase of 27%.

For the nine months ended September 30, 2015, Software segment revenue totaled $103.2 million, an increase of 46% from $70.5 million for 2014. For the nine months ended September 30, 2015, Network connectivity segment revenue totaled $57.3 million, an increase of 10% from $51.9 million for the same period in 2014.

As of September 2015 our Annualized Monthly Recurring Software Revenue was $145.5 million, an increase of 51% from $96.6 million as of September 2014.

Gross Margin

Software segment gross margin for the quarter ended September 30, 2015 was 60% versus 54% for the same period in 2014. Non-GAAP Software segment gross margin which represents the elimination of amortization of acquired intangible assets and stock-based compensation was 64% for the third quarter of 2015, versus 59% in the third quarter of 2014. Third quarter 2015 Network connectivity segment gross margin was 37% versus 37% for the same period in 2014.

Consolidated gross margin percentage was 52% in the third quarter of 2015 compared to 47% for the same period in 2014. Non-GAAP consolidated gross margin which represents the elimination of amortization of acquired intangible assets and stock-based compensation was 54% for the third quarter 2015 compared to 50% for the same period in 2014.

Operating Expenses

Operating expenses for the third quarter of 2015 were $32.9 million or 59% of total revenue versus $27.4 million or 62% of total revenue during the same period in 2014. Non-GAAP operating expenses which represents the elimination of amortization of acquired intangible assets and stock-based compensation for the third quarter of 2015 were $30.8 million or 55% of total revenue versus $24.7 million or 56% of total revenue during the same period in 2014.

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2015 was $4.0 million versus $993,000 during the same period in 2014. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended September 30, 2015 was $5.7 million, or ($0.09) per basic and diluted share, as compared to net loss of $6.7 million or ($0.11) per basic and diluted share for the same period in 2014.

Increased Guidance for 2015

We expect software segment revenues to be between $142 million and $143 million for the full year, up from a range of $135 million to $138 million. In 2015, we anticipate total revenues to be between $218 million and $220 million for the full year, up from a range of $211 million to $214 million. This would represent 41% to 42% growth for software revenues. We expect a net loss of ($0.41) to ($0.43) per share on a GAAP basis, and $(0.19) to ($0.20) per share on a non-GAAP basis. We expect adjusted EBITDA of $11.5 million to $12.0 million, up from a range of $8.0 million to $9.0 million.

Preliminary Outlook for 2016

For the full year of 2016, the Company expects software revenues of $175 million to $182 million and consolidated revenues of $254 million to $262 million.

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our third quarter 2015 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-1906

International: + 1-785-424-1825

Conference ID#: INCONTACT

An audio file of the call will be available after October 29, 2015 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until November 5, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 1233208

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$31,164	$32,414
Restricted cash	81	81
Investments	75,980	—
Accounts and other receivables, net of allowance for uncollectible accounts of $1,957 and $1,816, respectively	39,690	28,126
Other current assets	9,088	6,979

Total current assets	156,003	67,600
Property and equipment, net	40,183	35,077
Intangible assets, net	20,992	24,768
Goodwill	39,247	39,247
Other assets	2,087	2,078

Total assets	$258,512	$168,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$13,611	$11,031
Accrued liabilities	14,096	13,259
Accrued commissions	4,195	3,407
Current portion of deferred revenue	12,313	8,439
Current portion of debt and capital lease obligations	—	4,095

Total current liabilities	44,215	40,231
Long-term debt and capital lease obligations	80,940	18,543
Deferred rent	5	28
Deferred tax liability	795	795
Deferred revenue	6,121	5,749

Total liabilities	132,076	65,346
Total stockholders’ equity	126,436	103,424

Total liabilities and stockholders’ equity	$258,512	$168,770

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Net revenue:
Software	$36,709	$26,286	$103,227	$70,493
Network connectivity	19,369	17,909	57,260	51,867

Total net revenue	56,078	44,195	160,487	122,360

Costs of revenue:
Software	14,815	12,018	42,872	30,486
Network connectivity	12,278	11,316	36,072	33,009

Total costs of revenue	27,093	23,334	78,944	63,495

Gross profit	28,985	20,861	81,543	58,865

Operating expenses:
Selling and marketing	17,810	13,541	49,549	36,602
Research and development	7,328	6,316	21,021	15,554
General and administrative	7,750	7,500	25,699	20,525

Total operating expenses	32,888	27,357	96,269	72,681

Loss from operations	(3,903)	(6,496)	(14,726)	(13,816)
Other income (expense):
Interest expense	(1,738)	(83)	(3,940)	(278)
Interest income	125	—	183	—
Other income (expense)	1	1	1	(148)

Loss before income taxes	(5,515)	(6,578)	(18,482)	(14,242)
Income tax benefit (expense)	(163)	(106)	(474)	9,262

Net loss	$(5,678)	$(6,684)	$(18,956)	$(4,980)

Net loss per common share:
Basic and diluted	$(0.09)	$(0.11)	$(0.31)	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	61,688	60,429	61,407	58,448

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(18,956)	$(4,980)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	7,601	5,447
Amortization of software development costs	4,876	4,300
Amortization of intangible assets	3,776	2,316
Amortization of deferred debt issuance costs	391	24
Stock-based compensation	6,510	5,790
Loss on disposal of property and equipment	—	626
Interest accretion of debt discount	1,843	—
Amortization of investment premium	148	—
Loss on disposal of developed software	148	—
Write-off of contingent liability	—	(146)
Deferred income taxes	—	(9,368)
Changes in operating assets and liabilities, net of business acquisitions:
Accounts and other receivables, net	(11,564)	(3,843)
Other current assets	(2,109)	(1,793)
Other non-current assets	11	(333)
Trade accounts payable	2,467	1,875
Accrued liabilities	1,021	(238)
Accrued commissions	787	(122)
Other long-term liabilities	(220)	(145)
Deferred revenue	4,246	3,309

Net cash provided by operating activities	976	2,719

Cash flows from investing activities:
Sales and maturities of investments	13,716	—
Purchases of investments	(89,879)	—
Capitalized software development costs	(7,457)	(8,052)
Purchases of property and equipment	(10,162)	(10,920)
Acquisition of a business, net of cash acquired	—	(11,992)
Payments made for deposits	(19)	(32)

Net cash used in investing activities	(93,801)	(30,996)

Cash flows from financing activities:
Proceeds from exercise of options	2,603	2,009
Proceeds from sale of stock under employee stock purchase plan	1,249	566
Borrowings under term loan	—	1,000
Payment of debt financing fees	—	(45)
Principal payments under debt and capital lease obligations	(11,824)	(3,154)
Purchase of treasury stock	(643)	(162)
Payments under the revolving credit agreement	(11,000)	10,000
Proceeds from issuance of convertible notes, net	111,190	—

Net cash provided by financing activities	91,575	10,214

Net decrease in cash and cash equivalents	(1,250)	(18,063)

Cash and cash equivalents at the beginning of the period	32,414	49,148

Cash and cash equivalents at the end of the period	$31,164	$31,085

SEGMENT REPORTING

We operate under two business segments: Software and Network connectivity (formerly “Telecom”). The Software segment includes all revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Network connectivity segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three months ended September 30, 2015 and 2014 were as follows (in thousands):

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
		Network			Network
	Software	Connectivity	Consolidated	Software	Connectivity	Consolidated
Net revenue	$36,709	$19,369	$56,078	$26,286	$17,909	$44,195
Costs of revenue	14,815	12,278	27,093	12,018	11,316	23,334

Gross profit	21,894	7,091	28,985	14,268	6,593	20,861

Gross margin	60%	37%	52%	54%	37%	47%
Operating expenses:
Direct selling and marketing	16,075	895	16,970	12,087	856	12,943
Direct research and development	6,866	—	6,866	5,961	—	5,961
Indirect	7,943	1,109	9,052	7,615	838	8,453

Loss from operations	$(8,990)	$5,087	$(3,903)	$(11,395)	$4,899	$(6,496)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. The “Non-GAAP” measures represent the elimination of amortization of acquired intangible assets and stock-based compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). The Adjusted EBITDA and the Non-GAAP measures are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(5,678)	$(6,684)	$(18,956)	$(4,980)
Depreciation and amortization	5,585	4,651	16,253	11,917
Stock-based compensation	2,300	2,837	6,510	5,790
Interest income and expense, net	1,613	83	3,757	278
Income tax expense	163	106	474	(9,262)

Adjusted EBITDA	$3,983	$993	$8,038	$3,743

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Non-GAAP Gross Profit and Margin

(in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Consolidated gross profit	$28,985	$20,861	$81,543	$58,865
Consolidated gross margin	52%	47%	51%	48%
Add back:
Amortization of acquired intangibles	1,157	1,106	3,717	2,110
Stock-based compensation	272	217	810	599

Non-GAAP gross profit	$30,414	$22,184	$86,070	$61,574

Non-GAAP gross margin	54%	50%	54%	50%

Reconciliation of Software Segment Gross Profit and Margin to Non-GAAP Software Segment Gross Profit

(in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Software segment gross profit	$21,894	$14,268	$60,355	$40,007
Software gross margin	60%	54%	58%	57%
Add back:
Amortization of acquired intangibles	1,157	1,106	3,717	2,110
Stock-based compensation	266	214	790	484

Non-GAAP software gross profit	$23,317	$15,588	$64,862	$42,601

Non-GAAP software gross margin	64%	59%	63%	60%

Reconciliation of Consolidated Operating Expenses to Non-GAAP Consolidated Operating Expenses

(in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Consolidated operating expenses	$32,888	$27,357	$96,269	$72,681
Operating expenses as a % of total revenue	59%	62%	60%	59%
Subtract:
Amortization of acquired intangibles	(19)	(20)	(59)	(60)
Stock-based compensation	(2,029)	(2,621)	(5,700)	(5,191)

Non-GAAP operating expenses	$30,840	$24,716	$90,510	$67,430

Non-GAAP consolidated operating expenses, as a % of total revenue	55%	56%	56%	55%

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, making it easier and affordable for organizations around the globe to create stand-out customer experiences while at the same time meeting their key business metrics. inContact continuously innovates in the cloud and is the only provider to offer a complete cloud customer interaction platform that is purpose built for enterprise and government organizations who operate in multiple divisions, locations and global regions. Named as Market Leader in the 2015 Ovum Decision Matrix and winner of the 2014 CRM Magazine Rising Star Award, inContact has deployed over 2,200 cloud contact center instances. To learn more, visit www.incontact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 1-415-445-3238, ekeaney@marketstreetpartners.com, or General Contact: Cheryl Andrus, inContact, Director Corporate Communications, 1-801-320-3646, cheryl.andrus@incontact.com